EXHIBIT 5.1
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                        Letterhead of Robinson & Cole LLP


     December 22, 2005

Orbit International Corp.
80 Cabot Court
Hauppauge, New York 11788


                 Re:          Registration Statement on Form S-3
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Ladies  and  Gentlemen:
     We have acted as counsel to Orbit International Corp., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on December 22, 2005, with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale of 206,129 shares of common stock of the Company (the "Shares"), which may be offered and sold by certain selling shareholders of the Company.
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B.
     We have examined originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.
     Based upon our foregoing examination, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares issued and outstanding as of the date hereof are duly authorized, legally issued, fully paid and non-assessable.
     We are qualified to practice law only in the States of New York, Connecticut and Massachusetts. We are not qualified and do not express any opinion herein as to the laws of any other jurisdiction, except the federal laws of the United States and, to the extent required by the foregoing opinion, the Delaware General Corporation Law. Otherwise, to the extent this opinion deals with matters governed by or relating to the laws of any other states, we have assumed that such laws are identical to the internal substantive laws of the State of New York.
We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-3 and to the use our name under the heading "Legal Matters" in the Registration Statement, including the prospectus or any supplement to the prospectus, constituting a part thereof, as originally filed or subsequently amended. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.
     Very truly yours,

      Robinson & Cole LLP


      By:  /s/ Elliot H. Lutzker
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             Elliot H. Lutzker